After the conversion reported in Table
II and the gift reported in Table I,
the amounts of Class A Common
Stock and Class B Common Stock
beneficially owned by:

(a) EL 2002 Trust includes 9,936,803
shares of Class B Common Stock held directly.

(b) RSL includes (i) 22,005,555
shares of Class B Common Stock held directly,
(ii) 3,182 shares of Class A
Common Stock and 3,182 shares of Class B
Common Stock held indirectly as
Trustee of The Descendants of Ronald S. Lauder
1966 Trust, (iii) 15,384 shares of Class A Common Stock and 3,846,154 shares of Class B
Common Stock held indirectly as a general partner of Lauder & Sons L.P.,
(iv) 1,095,410 shares of Class A
Common Stock held indirectly
as co-Trustee and beneficiary of
the Estee Lauder 2001 Charitable Trust, and
(v) 9,936,803 shares of Class B Common
stock held indirectly
as trustee of The Estee Lauder 2002 Trust. RSL disclaims beneficial ownership of the shares in clauses (ii), (iii),
(iv) and (v) to the extent he does not
have a pecuniary interest in such securities.

(c) LAL includes (i) 5,369,169 shares of Class
A Common Stock held directly,(ii) 3,029,302 shares of Class A Common Stock and 42,705,540 shares of Class B Common Stock held indirectly as the majority stockholder of LAL Family Corporation,
(iii) 15,384 shares of Class A Common Stock and 3,846,154 shares of Class B
Common Stock held indirectly as a
general partner of Lauder & Sons L.P.,
(iv) 1,095,410 shares of Class A Common
Stock held indirectly as co-Trustee and
beneficiary of the EL 2001 Charitable Trust,
(v) 9,936,803 Shares of Class B Common Stock held indirectly as trustee of The Estee Lauder
2002 Trust and (vi) 390,000 shares of Class A
Common Stock indirectly which are held directly by his wife, Evelyn H. Lauder ("EHL").
LAL disclaims beneficial ownership of
the shares in clauses (ii), (iii), (iv) and (v) to the extent he does not have a pecuniary interest in such securities and he disclaims beneficial ownership of the shares in clause
(vi) owned by his wife.

(c) EHL includes (i) 390,000 shares of Class
A Common Stock held directly,
(ii) 5,369,169 shares of Class A Common
Stock held directly by her husband, LAL, and (iii) 4,140,096 shares of Class A
Common Stock held indirectly by her
husband, LAL (see (c) (ii), (c) (iii) and
(c) (v) above regarding Class B shares).
EHL disclaims beneficial ownership of securities owned directly and indirectly by her husband, LAL.